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                        CONSENT OF MERRILL LYNCH, PIERCE,
                           FENNER & SMITH INCORPORATED


                                  July 11, 1996



The Board of Directors
WPL Holdings, Inc.
P.O. Box 2568
Madison, Wisconsin  53701-2568

Dear Members of the Board:

          We hereby consent to the use of our opinion letter dated July 11, 1996, to the Board of Directors of WPL Holdings, Inc. ("WPL"), included as Annex L to the Joint Proxy Statement/Prospectus of WPL, IES Industries Inc. and Interstate Power Company, which forms a part of the Registration Statement on Form S-4 of WPL, originally filed on January 18, 1996 with the Securities and Exchange Commission and to the references therein to such opinion under the captions "Summary" and "The Mergers."

                                   MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INCORPORATED



                                   By: /s/ William D. Rifkin
                                       --------------------------------
                                        Managing Director